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Exhibit 8.1

                      January 14, 2010

Government Properties Income Trust
400 Centre Street
Newton, Massachusetts 02458

Ladies and Gentlemen:

              The following opinion is furnished to Government Properties Income Trust, a Maryland real estate investment trust (the "Company"), to be filed with the Securities and Exchange Commission (the "SEC") as Exhibit 8.1 to the Company's Registration Statement on Form S-11 filed on January 14, 2010 (the "462(b) Registration Statement"), relating to the offer and sale by the Company of common shares of beneficial interest.

              We have acted as counsel for the Company in connection with the preparation of the 462(b) Registration Statement and its Registration Statement on Form S-11, File No. 333-164108 (the "Initial Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), and we have reviewed originals or copies of such corporate records, such certificates and statements of officers of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents. Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the amended and restated declaration of trust and the amended and restated by-laws of the Company, (ii) the transaction agreement dated June 8, 2009 between the Company and HRPT Properties Trust, and (iii) the sections of the prospectus forming part of the Initial Registration Statement (the "Prospectus") captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts", each to the extent incorporated by reference into the 462(b) Registration Statement.

              The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, "Tax Laws"), and upon the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, "ERISA Laws"). No assurance can be given that Tax Laws or ERISA Laws will not change. In preparing the discussions with respect to Tax Laws matters and ERISA Laws matters in the sections of the Prospectus captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts", we have made certain assumptions therein and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference. With respect to all questions of fact on which our opinion is based, we have assumed the initial and continuing truth, accuracy and completeness of: (i) the information set forth in the Initial Registration Statement, the Prospectus, and in the exhibits thereto, in each case to the extent incorporated by reference into the 462(b) Registration Statement; and (ii) representations contained in the Initial Registration Statement, the Prospectus, and in the exhibits thereto, in each case to the extent incorporated by reference into the 462(b) Registration Statement, or made to us by officers of the Company, in each such instance without regard to qualifications such as "to the best knowledge of" or "in the belief of". We have not independently verified such information.

              We have relied upon, but not independently verified, the foregoing assumptions. If any of the foregoing assumptions is inaccurate or incomplete for any reason, or if the transactions described in the Initial Registration Statement, the Prospectus, or the exhibits thereto, in each case to the extent incorporated by reference into the 462(b) Registration Statement, have been consummated in a manner that is inconsistent with the manner contemplated therein, our opinion as expressed below may be adversely affected and may not be relied upon.

              Based upon and subject to the foregoing, we are of the opinion that the discussions with respect to Tax Laws matters and ERISA Laws matters in the sections of the Prospectus captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts", each to the extent incorporated by reference into the 462(b) Registration Statement, in all material respects are accurate and fairly summarize the Tax Laws issues and the ERISA Laws issues addressed therein, and hereby confirm that the opinions of counsel referred to in said captioned portions of the Prospectus, to the extent incorporated by reference into the 462(b) Registration Statement, represent our opinions on the subject matter thereof.

              Our opinion above is limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions. Further, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in Tax Laws or ERISA Laws.

              This opinion is intended solely for the benefit and use of the Company, and is not to be used, released, quoted, or relied upon by anyone else for any purpose (other than as required by law) without our prior written consent. We hereby consent to the filing of a copy of this opinion as an exhibit to the 462(b) Registration Statement and to the references to our firm in the 462(b) Registration Statement, the Initial Registration Statement and the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the SEC promulgated thereunder.

Very truly yours,
/s/ Sullivan & Worcester LLP
Sullivan & Worcester LLP

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  Exhibit 8.1